HIGH YIELD BOND TRUST
10f-3 REPORT
December 1, 1998 through May 31, 1999

											Purchase	% of
Issuer				Trade Date	Selling Dealer		Amount
	Price		Issue

Harrah's Operating Company		12/4/98		Goldman Sachs		$6,000,000
	$100.00		0.80%
6.250% due 11/1/08

Charter Communication		3/12/99		Goldman 			800,000
		61.394		0.05
Holdings 0.000% due 4/1/11

Lyondell Chemical			5/11/99		DLJ			50,000
	100.000		0.01
10.875% due 5/1/09

Telewest Communications		4/1/99		Morgan Stanley		175,000
	63.628		0.01
0.000% due 10/1/07